SUMMARY COMPENSATION

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)		(j)

Michael J. Hartnett	2011	727,304	500,000	826,000	-	1,700,000	-	65,384	(5)	3,818,688
	2010	643,580	-	568,250	846,000	-	-	31,483	(5)	2,089,313
	2009	668,156	-	509,250	767,000	830,142	-	48,887	(5)	2,823,435

Daniel A. Bergeron	2011	278,231	-	-	-	200,000	-	2,415	(6)	480,646
	2010	248,200	-	68,190	169,200	50,000	-	6,000	(6)	541,590
	2009	260,000	-	61,110	153,400	90,000	-	20,930	(6)	585,440

Thomas C. Crainer	2011	268,385	-	-	-	175,000	-	8,270	(7)	451,655
	2010	240,986	-	68,190	211,500	50,000	-	6,647	(7)	577,323
	2009	255,000	-	61,110	191,750	114,750	-	19,423	(7)	642,033

Richard J. Edwards	2011	255,077	-	-	-	150,000	-	8,474	(8)	413,551
	2010	230,320	-	68,190	169,200	25,000	-	7,417	(8)	500,127
	2009	245,000	-	61,110	153,400	50,000	-	16,432	(8)	525,942

Thomas J. Williams	2011	215,677	-	-	-	56,250	-	912	(9)	272,839
	2010	194,465	-	34,095	84,600	45,000	-	-	(9)	358,160
	2009	206,625	-	30,555	76,700	45,000	-	2,402	(9)	361,282

(1)	Column (c) includes amounts deferred by the officer pursuant to a 401(k) Plan.

(2)
Bonus in column (d) was paid pursuant to an employment agreement dated April 4, 2010.  Bonuses for fiscal 2011, fiscal 2010 and fiscal 2009 were paid under the Company’s incentive compensation plan and are reflected in column (g).

(3)
The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 16 to our financial statements for fiscal 2011 included in the Company’s  Annual Report on Form 10-K filed with the SEC on May 27, 2011.

(4)
The amounts in column (g) consist of annual cash bonuses earned in fiscal 2011, fiscal 2010 and fiscal 2009 and paid in the following fiscal year under the Company’s incentive compensation plan.  For fiscal 2009, Mr. Crainer’s and Mr. Edwards’ bonus includes the maximum earned portion under element (3) of their  bonus formula based on a subjective evaluation of performance by the CEO. For fiscal 2010, Mr. Crainer’s bonus includes 55% of the maximum earned portion under element (3) of his bonus formula based on a subjective evaluation of performance by the CEO. For fiscal 2010, Mr. Edwards’ bonus includes 65% of the maximum earned portion under element (3) of his bonus formula based on a subjective evaluation of performance by the CEO.  For fiscal 2011, Mr. Hartnett received the maximum amount under the EBITDA calculation plus an additional $174,614 which was awarded at the discretion of the Compensation Committee based on performance.  For fiscal 2011, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $17,187 which was awarded at the discretion of the CEO based on performance.  For fiscal 2011, Mr. Crainer received 140% of the targeted amount under element (1), 100% under element (2) and 33% under element (3).  For fiscal 2011, Mr. Edwards received 30% of the targeted amount under element (1), 100% under element (2) and 215% under element (3).

(5)
Consists of a leased vehicle of $3,024 in fiscal 2011, $1,483 in fiscal 2010 and $2,278 in fiscal 2009, healthcare expense reimbursements of $12,360 in fiscal 2011 and $16,609 in fiscal 2009 and reimbursement of personal expenses per Mr. Hartnett’s employment agreements of $50,000 in fiscal 2011 and $30,000 in fiscal 2010 and fiscal 2009.

(6)
Consists of a leased vehicle of $1,522 in fiscal 2011, a vehicle allowance of $6,000 in fiscal 2010 and fiscal 2009, employer match contributed to Mr. Bergeron’s SERP account of $12,024 in fiscal 2009 and employer match contributions to Mr. Bergeron’s 401(k) account of $893 in fiscal 2011 and $2,906 in fiscal 2009.

(7)
Consists of Company-paid life insurance premiums of $1,120 in fiscal 2011, $783 in fiscal 2010 and fiscal 2009, a leased vehicle of $1,783 in fiscal 2011, $1,343 in fiscal 2010 and $1,204 in fiscal 2009, healthcare expense reimbursements of $4,262 in fiscal 2011, $4,521 in fiscal 2010 and $4,968 in fiscal 2009, employer match contributed to Mr. Crainer’s 401(k) account of $1,105 in fiscal 2011 and $598 in fiscal 2009 and employer match contributed to Mr. Crainer’s SERP account of $11,870 in fiscal 2009.

(8)
Consists of Company-paid life insurance premiums of $1,805 in fiscal 2011, fiscal 2010 and fiscal 2009, a leased vehicle of $5,689 in fiscal 2011, $5,612 in fiscal 2010 and $5,230 in fiscal 2009, employer match contributed to Mr. Edwards’ 401(k) account of $980 in fiscal 2011 and $3,209 in fiscal 2009 and employer match contributed to Mr. Edwards’ SERP account of $6,188 in fiscal 2009.

(9)	Consists of employer match contributed to Mr. Williams’ 401(k) account of $912 in fiscal 2011 and $2,402 in fiscal 2009.